Exhibit 99.1

FLOTEK INDUSTRIES, INC. PROVIDES UPDATE ON THIRD QUARTER EXPECTATIONS

HOUSTON, September 25, 2017 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced impacts for the third quarter related to Hurricane(s) Harvey and Irma, as well as other client and vendor-related business disruptions.

As a result of these storms, some chemical suppliers to the Company and the broader industry declared force majeure, which impacted client drilling and completion activity. Additionally, shortages of certain raw materials supplied by third-party vendors further impacted client activity during the third quarter. Together, these events were material, and Flotek estimates third-quarter revenues will be approximately $5.0 million less than previously expected and incremental costs will increase by less than $1.0 million as compared to previous expectations. These issues are expected primarily to impact the Energy Chemistry Technologies segment.

Additionally, as reported extensively by the media, the Florida citrus crops have suffered damages related to Hurricane Irma passing over the primary domestic growing region. At this time, early indications are that total crop losses of 40 to 50 percent have occurred, which will impact availability and pricing of domestic citrus oil. Flotek expects these damages to delay raw material price reductions that were initially expected prior to the storm.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “As the supply chains across both segments move towards a degree of normalcy after the devastating storms, we are managing through these temporary, and mostly uncontrollable circumstances. Based on client indications, activity delays are largely expected to be made up for in the fourth quarter.”

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

Matthew Marietta

Senior Vice President

Corporate Development, Investor Relations

E: MMarietta@flotekind.com

P: (713) 726-5348

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

###